News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	Mike Schablaske Director, Tax and Treasury 815-639-6697

Woodward Announces Declaration of Dividend

Fort Collins, Colo., April 21, 2009—Woodward Governor Company (Nasdaq: WGOV)
announced today that its Board of Directors has approved a quarterly cash dividend of $0.06 per share, payable on June 1, 2009 to shareholders of record as of the close of business on May 18, 2009.
About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft and other equipment; industrial gas, wind and steam turbines; reciprocating engines; and electrical power systems.
The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and more cost-effective equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in
Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2008 and Form 10-Q for the quarters ending December 31,
2008 and March 31, 2009, to be filed shortly.

- end -